UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2015, SpartanNash Company and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party to the Credit Agreement.

  The Amendment amends the interest rate grid set forth in the definition of “Applicable Margin” to reduce interest rates by 0.25% for all rates established by reference to Applicable Margin. The Amendment also extends the maturity date of the Loan Agreement from November 19, 2018 to January 9, 2020.  In addition, the Amendment provides for certain other amendments to covenants and a schedule, as set forth in the Amendment.

The foregoing description of the Amendment does not purport to be complete. The Amendment is attached to this Report as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits.

(d) Exhibits:

10.1

Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 9, 2015, among SpartanNash Company and certain of its subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2015	SpartanNash Company

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit NumberDocument

10.1

Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 9, 2015, among SpartanNash Company and certain of its subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party thereto.